UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2018

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

Item 7.01        Regulation FD Disclosure

A copy of the news release announcing that Lexaria has filed an important new patent application with the United States Patent and Trademark Office (“USPTO”) for innovation in treatment options related to central nervous system disease or disorders including viral infection, cancer, neurodegenerative disorders, ADHD, anxiety, depression, OCD, schizophrenia, Alzheimer’s, Huntington’s, Parkinson’s, neuropathic pain and more.

In recent laboratory testing, Lexaria’s breakthrough discovery evidenced greatly enhanced drug delivery to brain tissue. Nicotine in-vivo (animal) studies showed that up to 560% more nicotine was delivered to brain tissue utilizing DehydraTECHTM than concentration-matched controls lacking DehydraTECHTM enhancements. The study provided evidence of surprising effectiveness in crossing the blood-brain barrier (“BBB”) which the Company is investigating more extensively, leading to Lexaria’s patent application titled: “Enhancement of Delivery of Lipophilic Active Agents Across the Blood-Brain Barrier and Methods for Treating Central Nervous System Disorders.”

Item 9.01        Financial Statements and Exhibits

99.1	Press Release dated June 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: June 29, 2018